EXHIBIT 11

                               CONMED Corporation

        Computation of Weighted Average Number of Shares of Common Stock

                              Year Ended December,

                                 (in thousands)

                                                     1997       1998       1999
                                                    ------     ------     ------
Shares outstanding at beginning of period .....     14,989     15,062     15,183
Weighted average shares issued ................          8         23         58
                                                    ------     ------     ------

Shares used in the calculation of basic EPS
     (weighted average shares outstanding) ....     14,997     15,085     15,241

Effect of dilutive potential securities .......       --          236        189
                                                    ------     ------     ------

Shares used in the calculation of diluted EPS .     14,997     15,321     15,430
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